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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 25, 2006


                           DELPHI FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                   001-11462                  13-3427277
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(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)


 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE   19899
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(Address of principal executive offices)                             (ZIP Code)


Registrant's telephone number, including area code   302-478-5142
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                                 Not Applicable
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                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

            On October 25, 2006, Delphi Financial Group, Inc. (the "Company") entered into an Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, Wachovia Bank, National Association, as co-syndication agent, HSBC Bank USA, National Association, as co-documentation agent, U.S. Bank National Association, as co-documentation agent, KeyBank National Association, as co-documentation agent, and the other lenders party thereto (the "Amended Credit Agreement"). The Amended Credit Agreement amends and restates the Company's Credit Agreement dated as of May 26, 2005.

            The Amended Credit Agreement provides for a revolving credit facility in an amount of $250 million with a maturity date of October 25, 2011. At the Company's request, the amount of such facility may be increased to a maximum of $350 million at any time during the five-year term to the extent that additional funding commitments are obtained. Borrowings under the Amended Credit Agreement may be used for general corporate purposes. Interest on borrowings under the Amended Credit Agreement is payable, at the Company's election, either at a floating rate based on LIBOR plus a specified margin which varies depending on the level of the specified rating agencies' ratings of the Company's senior unsecured debt, as in effect from time to time, or at Bank of America's prime rate. Certain commitment and utilization fees are also payable under the Amended Credit Agreement. The Amended Credit Agreement contains various financial and other affirmative and negative covenants, along with various representations and warranties, considered ordinary for this type of credit agreement. The covenants include, among others, the maintenance by the Company of a specified consolidated debt to capital ratio, a minimum consolidated net worth requirement for the Company, minimum statutory risk-based capital requirements for the Company's subsidiaries, Reliance Standard Life Insurance Company and Safety National Casualty Corporation, and certain limitations on investments and subsidiary indebtedness. Such covenants, representations and warranties are valid as among the parties to the Amended Credit Agreement and as of the date thereof and do not constitute factual information about the Company. The Amended Credit Agreement is attached as Exhibit
            10.1 to this Current Report on Form 8-K, and the foregoing description is qualified in its entirety by reference to such Exhibit.

Item 9.01.  Financial Statements and Exhibits

      (a)   Not applicable.
      (b)   Not applicable.
      (c)   Not applicable.
      (d)   Exhibits.

Exhibit Number    Description of Exhibits
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
    10.1          Amended and Restated Credit  Agreement,  dated as of October
                  25, 2006, among Delphi Financial Group,  Inc. as the Borrower,
                  Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DELPHI FINANCIAL GROUP, INC.

                                             /s/ ROBERT ROSENKRANZ
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                                             Robert Rosenkranz
                                             Chairman of the Board and
                                             Chief Executive Officer
                                             (Principal Executive Officer)


Date: October 31, 2006